EXHIBIT 10.5

                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT ("AGREEMENT") is made and entered into in the City of Montreal, Quebec, Canada, on the 1st day of January, 2005.

BY: TECKN-O-LASER GLOBAL INC., a company incorporated under Part 1A of the Companies Act (Quebec) with its principal executive offices at 2101-N Nobel Street, Ste-Julie, Province of Quebec, J3E 1Z8, herein represented by Yvon Leveille, its President, duly authorized in virtue of a resolution of the Board of directors dated January 1st, 2005;

                  (the "VENDOR")

AND: TECKNOLASER USA, INC., a U.S. company incorporated under the laws of Delaware and with its principal offices at 2101-N Nobel Street, Ste-Julie, Province of Quebec, J3E 1Z8, herein represented by Yvon Leveille, its President, duly authorized in virtue of a resolution of the Board of directors dated January 1st,. 2005;

                  ("TOL USA" or the "ACQUIREE")

AND: ADSERO CORP., a Delaware corporation with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario, Canada, M4G 3P9, herein represented by William Smith, its CFO, duly authorized in virtue of a resolution of the Board of directors dated January 1st, 2005;

                  ("ADSERO" or the "ACQUIROR")


                                    PREAMBLE

         WHEREAS the Acquiror hereby wishes to acquire and the Vendor hereby wishes to sell, subject to the terms hereof, 100% of its interests in the share capital of TOL USA;

         WHEREAS TOL USA is a wholly owned subsidiary of the Vendor;

         WHEREAS the Vendor directly or beneficially owns all of the issued and outstanding shares in the share capital of TOL USA;

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         WHEREAS, in consideration of the Purchase Price (as defined herein) and subject to the terms and conditions hereof, the Acquiror hereby purchases and the Vendor hereby sells all of the issued and outstanding shares in TOL USA.

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For convenience, certain terms used in this Agreement and not defined above or elsewhere, are listed in alphabetical order and defined below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined):

All references to currencies in this Agreement shall be in U.S. dollars unless stated otherwise.

         "ACQUIREE SHARES" as the meaning provided in Section 2.1 hereof.

         "ADSERO SEC REPORTS" means all required forms, reports, statements, schedules and other documents filed with the SEC (including its most recent annual and quarterly financial statements available as of the date hereof).

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this Share Purchase Agreement and the Schedules hereto.

         "ASSETS" means, with respect to TOL USA, all of the assets, properties, goodwill and rights of every kind and description, moveable and immoveable, real and personal, tangible and intangible, wherever situated and whether or not reflected in the Vendor's most recent consolidated financial statements and to which TOL USA has good and marketable title.

         "BUSINESS" means with respect to TOL USA, its entire business and operations.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Province of Quebec generally are authorized or required by law or other government actions to close.

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         "CHARTER DOCUMENTS" means TOL USA's certificate or articles of incorporation or memorandum and articles of association, and any amendments thereto.

         "CLOSING" means the closing of the Transactions set forth herein held on the date hereof at the offices of Belanger Sauve in Montreal, Quebec; the Closing shall be deemed completed only once all the Transaction Documents have been executed and all acts and ancillary documents contemplated in this Agreement shall have been completed to the satisfaction of all Parties.

         "CONTRACT" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on the Vendor or TOL USA or their respective properties under applicable Law.

         "COPYRIGHTS" means registered copyrights, copyright applications and unregistered copyrights.

         "COURT ORDER" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on the Vendor or TOL USA or its property under applicable Law.

         "DEFAULT" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or
         (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "EFFECTIVE DATE" means January 1st, 2005 at 9:00 a.m.

         "ENCUMBRANCES" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "ENVIRONMENTAL CONDITION" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under U.S. Environmental Laws, as the case may be, (ii) give rise to any civil or criminal Liability under U.S. Environmental Laws, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with U.S. Environmental Laws.

         "ENVIRONMENTAL PERMITS" includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any authority of competent jurisdiction under U.S. Environmental Law, as the case may be.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

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         "HAZARDOUS SUBSTANCES" means any material, waste or substance
         (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, any contaminant, toxic substance, dangerous goods or pollutant or any other substance which when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health as the whole is regulated under any laws or court orders.

         "INTELLECTUAL PROPERTY" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

         "KNOWLEDGE" of any Person means that which such Person actually knows or, after diligent investigation commensurate with such Person's position with another Person, should have known.

         "LAW" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters.

         "LEASED PREMISES" means all premises leased by TOL USA under the Leases;

         "LEASES" means the leases and the agreements to lease under which TOL USA leases any real property, as listed in Schedule 3.23 attached hereto;

         "LIABILITY" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of the Acquiree.

         "LITIGATION" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "MATERIAL ADVERSE EFFECT" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of TOL USA, as the case may be, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

         "PATENTS" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

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         "PROCEEDING" means an action, claim, suit, investigation or proceeding
         (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "PURCHASE PRICE" has the meaning provided in Section 2.2 hereof.

         "REGULATION" means any federal, state, local or foreign rule or regulation.

         "SCHEDULE" means any Schedule attached to and forming part of this Agreement.

         "SECURITIES LAWS" means any applicable laws, statutes, regulations, by-laws, guidelines, national instruments in force in any jurisdiction of Canada or United States which are applicable to any Party hereof and to the issuance of any security;

         "SUBSIDIARY" means any corporation or other legal entity of which TOL USA owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

         "TAXES" means any and all federal, provincial, state, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon gross receipts, assets, transfer taxes, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

         "TAX RETURN" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

         "TRADEMARKS" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "TRANSACTION DOCUMENTS" means this Agreement and the other agreements described in Article II.

         "TRANSACTIONS" means the transactions herein contemplated.

         "U.S. ENVIRONMENTAL LAWS" means all applicable statutes, regulations, ordinances, by-laws, codes and common law principles, and all international treaties and agreements, now in existence in the United States (whether federal, state or municipal) relating to the protection and preservation of the environment, human health and safety or Hazardous Substances.

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SCHEDULES:

This Agreement incorporates the following schedules which the parties acknowledge are an integral part hereof:


SCHEDULE 2.1      ISSUED AND OUTSTANDING SHARES OF ACQUIREE

SCHEDULE 3.7      TITLE TO ASSETS AND RELATED MATTERS
SCHEDULE 3.9.5    ENVIRONMENTAL PERMITS
SCHEDULE 3.9.6    HAZARDOUS SUBSTANCES
SCHEDULE 3.10.2   CAPITAL EXPENDITURES
SCHEDULE 3.11     LIST OF EMPLOYEES
SCHEDULE 3.14     EMPLOYEE POLICIES AND WORK-RELATED RULES
SCHEDULE 3.16.1   INTELLECTUAL PROPERTY
SCHEDULE 3.16.2   INTELLECTUAL PROPERTY ENCUMBRANCES

SCHEDULE 3.23     LEASES


                                   ARTICLE II
                              PURCHASES, SALES AND
                      CANCELLATIONS OF SHARES, ISSUANCE OF
                           STOCK OPTIONS, AND RELATED
                                  TRANSACTIONS

2.1      SALE AND PURCHASE OF SHARES OF ACQUIREE

         Subject to the terms and conditions set forth in this Agreement, the Vendor hereby, on the Effective Date, sells to the Acquiror 100% of all of the issued and outstanding shares of TOL USA (the "ACQUIREE SHARES") all of which are listed in Schedule 2.1 annexed hereto.

2.2      PURCHASE PRICE

         The purchase price (the "PURCHASE PRICE") for the Acquiree Shares shall be the aggregate amount of ONE THOUSAND U.S. DOLLARS (US$1,000).

2.3      PAYMENT OF PURCHASE PRICE

Payment of the Purchase Price shall be made by cheque delivered on Closing, whereof quit.

2.4      CLOSING

         2.4.1    PLACE AND CLOSING

                  The closing of the transaction shall take place on January 1st, 2005 and shall be held at the offices of Belanger Sauve in Montreal, Quebec.

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         2.4. 2   CLOSING DELIVERIES

                  2.4.2.1  DELIVERIES IN FAVOUR OF THE ACQUIROR

                  The obligation of the Acquiror to purchase the Acquiree Shares shall be conditional upon receipt of the following on Closing:

                  a) Share certificates evidencing in the aggregate 100% of the issued and outstanding Acquiree Shares in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto;

                  b) Certificate executed by the Chief Executive Officer of the Vendor certifying that:

                           i. the representations and warranties of the Vendor contained in this Agreement are true and correct on and as of Closing;,

                           ii.      each of the Vendor and TOL USA have
                                    performed or complied in all material
                                    respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by each of them on or before Closing:

                           iii. there has been no Material Adverse Effect on the business of TOL USA;

                           iv. all third party consents required to be obtained for the consummation of the Transactions, or the absence of which would result in a Material Adverse Effect on the Vendor or TOL USA, have been obtained; and

                           v. all required governmental approvals have been obtained and any applicable waiting periods, have expired.

                  c) All books and records of the Acquiree.

                  2.4.2.2 DELIVERIES IN FAVOUR OF THE VENDOR

                  The obligation of the Vendor to sell the issued and outstanding securities of the Acquiree shall be conditional upon receipt of the following on Closing:

                  a)       Cash payment in the aggregate amount of US$1,000.00;

                  b) Certificate executed by the Chief Executive Officer and Chief Financial Officer of Adsero certifying that:

                           i) the representations and warranties of Adsero contained in this Agreement are true and correct on the date hereof (except to the

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                  extent such representations and warranties speak as of an
                  earlier date) and are also true and correct on and as of Closing;

                           ii) Adsero has performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with it on or before Closing;

                           iii) all third party consents required to be obtained for the consummation of the Transactions, or the absence of which would result in a Material Adverse Effect on Adsero, have been obtained; and

                           iv) there has been no Material Adverse Effect on the business of Adsero;

                  c) Any further closing documents required to be tendered pursuant to the terms hereof.

                  On Closing or thereafter, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF TOL USA AND OF VENDOR

         Acquiree and the Vendor hereby solidarily represent and warrant to Acquiror as follows, and confirm that Acquiror is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Acquiree Shares and the completion of the other Transactions hereunder:

3.1      CORPORATE AUTHORITY AND BINDING OBLIGATION

         The Vendor and TOL USA are corporations duly organized, validly existing and in good standing under the Laws under which they were incorporated. The Acquiree is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of TOL USA (all of which have been delivered or made available to Acquiror) have been duly adopted and are current, correct and complete. The Vendor and TOL USA have all necessary corporate power and authority to own, lease and operate their Assets and to carry on their Business as they are now being conducted. TOL USA has no Subsidiary.

3.2      AUTHORIZATION

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         Each of the Vendor and TOL USA has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each of the Vendor and TOL USA has been duly authorized by all necessary corporate action. The Vendor has the capacity to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Each Transaction Document executed and delivered by TOL USA and the Vendor as of the date hereof have been duly executed and delivered by TOL USA and the Vendor and constitutes a valid and binding obligation of TOL USA and the Vendor, enforceable against TOL USA and the Vendor in accordance with its terms.

3.3      VALIDITY OF CONTEMPLATED TRANSACTIONS

         Neither the execution and delivery by Acquiree or the Vendor of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval which has not already been obtained or constitute a Default that would have a Material Adverse Effect on the Acquiree or result in a loss of material benefit under, (a) to the Vendor's Knowledge, any Law or Court Order to which Acquiree is subject, (b) the Charter Documents or bylaws of Acquiree, (c) any other Contracts to which Acquiree is a party or by the Acquiree Assets may be subject.

3.4      CAPITALIZATION AND STOCK OWNERSHIP

         3.4.1 As at the date hereof, the only issued and outstanding shares in the share capital of TOL USA are those described in
                  Schedule 2.1 attached hereto. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition, sale or transfer of any issued or unissued capital stock or rights thereto or other securities of TOL USA. All of the issued and outstanding shares in the share capital of TOL USA are validly issued, fully paid and non-assessable;

         3.4.2 On the date hereof, the only issued and outstanding shares in the share capital of TOL USA are the shares which are beneficially owned by the Vendor.

3.5      ANNUAL AUDITED FINANCIAL STATEMENTS OF TOL USA

         The annual audited financial statements of TOL USA as at May 3rd, 2003 and May 1st, 2004 (the "TOL USA Financial Statements"), delivered to Acquiror fairly present the financial position of TOL USA as at the respective dates thereof and the results of operations of TOL USA for the periods indicated. TOL USA has no material contingent Liabilities except as otherwise set forth in the TOL USA Financial Statements.

3.6      TAXES

         TOL USA has i) filed (or, in the case of ax Returns not yet due, will file) with the appropriate governmental agencies all Tax Returns required to be filed on or before the Closing and all such Tax Returns filed were true, correct and complete in all respects, and ii) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns. TOL USA has

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i) duly paid or caused to be paid all Taxes and all Taxes shown on Tax Returns that are or were due, and ii) provided a sufficient reserve on its respective balance sheets for the payment of all Taxes not yet due and payable. No deficiency in respect of any Taxes which has been assessed against TOL USA remains unpaid, and TOL USA has no Knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against TOL USA with respect to any Taxes. TOL USA has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return. There are no liens for Taxes upon any assets of TOL USA except for liens for current Taxes not yet due. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any governmental charges by TOL USA or the period for any assessment or reassessment of governmental charges.

3.7      TITLE TO ASSETS AND RELATED MATTERS

         Except as disclosed in Schedule 3.7, TOL USA has good and marketable title to its respective Assets, free from any Encumbrances. TOL USA owns all of its Assets necessary or currently used in the operation of its Business.

3.8  IMMOVEABLE PROPERTY

         TOL USA does not own any immoveable property.

3.9      LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS

         3.9.1 There is no Litigation or Proceedings to the Vendor's Knowledge, against TOL USA, its Assets or operations. To the Vendor's Knowledge, TOL USA has been in compliance with all applicable Laws, including applicable Securities Laws and U.S. Environmental Laws except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to TOL USA. There has been no Default with respect to any Court Order applicable to TOL USA. The Vendor or TOL USA have not received any written notice and, to the Knowledge of the Vendor, no other communication has been received to the effect that it is not in compliance with any applicable Laws. The Vendor has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws.

         3.9.2 There is no Environmental Condition at any property presently or formerly owned or leased by TOL USA which is reasonably likely to have a Material Adverse Effect.

         3.9.3 TOL USA has all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of its Business, all of which are in full force and effect. TOL USA has complied with all of its Governmental Permits.

         3.9.4 TOL USA, the operation of its Business, property and Assets owned or used by it

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

                  and the use, maintenance and operation thereof have been and are in compliance with all U.S. Environmental Laws. TOL USA has complied with all reporting and monitoring requirements under all U.S. Environmental Laws. TOL USA has not received any notice of any non-compliance with any U.S. Environmental Laws and has never been convicted of an offence for non-compliance with any U.S. Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

         3.9.5 TOL USA has obtained all Environmental Permits necessary to conduct its Business and to own, use and operate its property and Assets. All such Environmental Permits are listed in
                  Schedule 3.9.5 and complete and correct copies thereof have been provided to the Acquiror.

         3.9.6 Except as disclosed in Schedule 3.9.6, there are no Hazardous Substances located on or in any of the property or assets owned or used by TOL USA, and no release of any Hazardous Substances has occurred on or from its property and Assets or has resulted from the operation of its Business and the conduct of all other activities of TOL USA. Except as disclosed in Schedule 3.9.6, TOL USA has not used any of its properties or Assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and none of the Leased Premises has been or is being used as a landfill or waste disposal site.

         3.9.7 Without limiting the generality of the foregoing, there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances or similar substances located on or in any of the properties or Assets owned, leased or used by TOL USA. TOL USA is not, and there is no basis upon which TOL USA could become, responsible for any clean-up or corrective action under any U.S. Environmental Laws. TOL USA has never conducted or caused to be conducted an environmental audit, assessment or study of any of TOL USA's Assets.

         3.9.8 To its knowledge and without further enquiry, there are no pending or proposed changes to U.S. Environmental Laws which would render illegal or restrict the manufacture or sale of any products manufactured or sold or services provided by TOL USA.

3.10     CONTRACTS AND COMMITMENTS

         3.10.1 Each Contract to which TOL USA is a party i) is legal, valid, binding and enforceable by it, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and ii) TOL USA and to the Vendor's Knowledge, TOL USA is not in Default under any such Contract where such Default would have a Material Adverse Effect. TOL USA is not subject to any Contract limiting its freedom to compete in any line of business, or with any Person, or in any geographic area or market.

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         3.10.2   Except as disclosed in Schedule 3.10.2, TOL USA is not
                  committed to make any capital expenditures, nor have any capital expenditures been authorized by it since May 1st, 2004, except for capital expenditures made in the ordinary course of the business.

3.11     EMPLOYEES

         Schedule 3.11 attached hereto sets forth the name, job title, duration of employment, vacation entitlement, employee benefit entitlement and rate of remuneration (including bonus and commission entitlement) of each employee of TOL USA. Schedule 3.11 also sets forth the name of all employees of TOL USA who are now on disability, maternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits.

3.12     EMPLOYMENT AGREEMENTS

         TOL USA is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount upon termination of employment. TOL USA does not have any employee who cannot be dismissed upon such period of notice as is required by law in respect of a contract of employment for an indefinite term.

3.13     EMPLOYEE RELATIONS

         3.13.1 TOL USA is not subject to any collective agreement with a labour union representing TOL USA's employees.

         3.13.2 There are no existing or, to the Knowledge of the Vendor, threatened, labour strikes or labour disputes or grievances affecting TOL USA.

         3.13.3 TOL USA has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against TOL USA relating to unfair labour practices or discrimination or under any legislation relating to employees. TOL USA has paid in full all amounts owing under any legislation in the United States as applicable to TOL USA, and the workers' compensation claims experience of TOL USA would not permit a penalty reassessment under such legislation.

3.14     BENEFITS PLANS

TOL USA does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees. Schedule 3.14 lists the general policies, procedures and work-related rules in effect with respect to employees of TOL USA, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements.

3.15     COMPENSATION

There is no compensation, remuneration, or payment of any nature whatsoever payable to any director, officer, other senior executive or person of the Vendor or TOL USA as a direct or indirect result of the Transactions herein contemplated.

3.16     INTELLECTUAL PROPERTY

         3.16.1 Schedule 3.16.1 attached hereto lists and contains a description of:

                  (i) all patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by TOL USA or relating to the operation of its Business;

                  (ii) all trade secrets, know-how, inventions and other intellectual property owned or used by TOL USA or relating to its Business, and

                  (iii) all computer systems and application software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by TOL USA or relating to its Business.

         3.16.2 TOL USA has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to TOL USA as disclosed in Schedule 3.16.2. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to TOL USA have been provided to the Acquiror. No royalty or other fee is required to be paid by TOL USA to any Person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Acquiror. TOL USA has protected its rights in the Intellectual Property in the manner and to the extent described in Schedule 3.16.2. Except as indicated in Schedule 3.16.2, TOL USA has the exclusive right to use all of the Intellectual Property and has not granted any licence or other rights to any Person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by TOL USA to any other person have been provided to the Acquiror.

         3.16.3 Except as disclosed in Schedule 3.16.2, there are no restrictions on the ability of the TOL USA or any successor to or assignee from TOL USA to use and exploit all rights in the Intellectual Property given the nature of the Transactions herein contemplated. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use.

                  None of the rights of TOL USA in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

         3.16.4 The conduct of the Business and the use of the Intellectual Property does not infringe, and TOL USA has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

         3.16.5 The computer systems, including hardware and software, are free from viruses and other defects which would have a Material Adverse Effect on the Business or Assets of TOL USA. TOL USA has taken, and will continue to take, all steps and implement all procedures necessary to ensure, so far as reasonably possible, that such systems are free from viruses and will remain so.

3.17     ABSENCE OF CERTAIN CHANGES

         Since May 1, 2004, TOL USA has conducted its Business in the ordinary course, and, as of the date hereof, there has not been:

                  (a)      any Material Adverse Effect on its Business;

                  (b) any distribution or payment declared or made in respect of TOL USA's capital stock by way of dividends, purchase or redemption of shares or otherwise;

                  (c) any increase in the compensation payable or to become payable to any current director or officer of TOL USA;

                  (d) any sale, assignment or transfer of any Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

                  (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held TOL USA;

                  (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax Liability;

                  (g) i) any creation, or assumption of, any leases, long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or
                           iii) any loans, advances or capital contributions to, or investments in, any other Person;

                           or iv) any other material increase in Liabilities or capital expenditures outside the ordinary course of business.

                  (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

                  (i) any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any i) plan of liquidation or dissolution, ii) acquisition of a material amount of assets or securities, iii) disposition or Encumbrance of a material amount of assets or securities, save and except for the granting of securities, guarantees or endorsements in favour of Barrington Bank in order to guarantee the obligations of Teckn-O-Laser Company to be contracted under a loan agreement to be entered with Barrington Bank, iv) merger or consolidation or
                           v) material change in its capitalization;

                  (j)      any change in accounting procedure or practice; or

                  (k)      any agreement or promise by the Vendor or TOL USA to
                           i) do any of the foregoing or ii) do anything that would likely result in any of the foregoing, save and except for the granting of securities, guarantees or endorsements in favour of Barrington Bank in order to guarantee the obligations of Teckn-O-Laser Company to be contracted under a loan agreement to be entered with Barrington Bank..

3.18     CORPORATE RECORDS

         In all material respects, the minute books of TOL USA contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

3.19     OWNERSHIP OF SHARES

         The Vendor is the registered and sole owner of the Acquiree Shares as set forth on Schedule 2.1, and has sole management power over the disposition of such Acquiree Shares. The Acquiree Shares are owned free and clear of any liens, hypothecs, claims, Encumbrances, and charges. The Acquiree Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by the Vendor. The Vendor has the legal right to enter into and to consummate the Transactions contemplated hereby and otherwise to carry out its obligations hereunder.

3.20     AGREEMENTS, OPTIONS, UNDERSTANDINGS

         No Person has any agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, option or commitment relating to the transfer of any shares of the capital stock of TOL USA.

3.21     NO UNDISCLOSED OR CONTINGENT LIABILITIES

         Except as set forth in the Financial Statements of TOL USA, there are no material financial obligations or liabilities, including contingent liabilities, or product related liabilities.

3.22     SHAREHOLDERS' AGREEMENTS

         There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of TOL USA.

3.23     TRANSFER OF PURCHASED SHARES

         The Vendor and TOL USA have taken all necessary steps and corporate proceedings to be taken in order to permit the Acquiree Shares to be duly and regularly transferred to the Acquiror.

3.24     LEASED PREMISES

         Schedule 3.23 attached hereto describes all leases or agreements to lease under which TOL USA leases any immoveable property. Complete and correct copies of the Leases have been provided to the Acquiror. TOL USA is exclusively entitled to all rights and benefits as lessee under the Leases and has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or in the Leases to any other Person. The names of the other parties to the Leases, the description of the Leased Premises, the term, rent and other amounts payable under the Leases and all renewal options available under the Leases are accurately described in Schedule 3.23. All rentals and other payments and other obligations required to be paid and performed by TOL USA pursuant to the Leases have been duly paid and performed. TOL USA is not in default of any of its obligations under the Leases and, to the Knowledge of the Vendor, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases. The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the transactions contemplated hereunder. The use by TOL USA of the Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan where such breach would have a Material Adverse Effect. TOL USA has adequate rights of ingress to and egress from the Leased Premises for the operation of its Business in the ordinary course.

3.25     INDEBTEDNESS

         Except as disclosed in the Financial Statements of TOL USA, TOL USA has no bonds, debentures, hypothecs, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance, and is not under any obligation to create or issue any bonds, debentures, hypothecs, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance.

3.26     OTHER AGREEMENTS

         No Person has any agreement, option, undertaking or commitment or any right capable of becoming an agreement, option or commitment relating to the transfer of any shares of TOL USA or in connection with the change of control of TOL USA other than as set forth in this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Adsero hereby represents and warrants to the Vendor as follows, and confirms that Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Acquiree Shares and the completion of the other transactions hereunder.

4.1      CORPORATE AUTHORITY AND BINDING OBLIGATION

         Adsero is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Adsero is qualified to do business as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and by-laws of Adsero have been duly adopted or ratified and are current, correct and complete. Adsero has all necessary corporate powers and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

4.2      AUTHORIZATION

         Adsero has the requisite corporate powers and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Adsero has been duly authorized by all necessary corporate and shareholder action. Each Transaction Document executed and delivered by Adsero as of the date hereof has been duly executed and delivered and constitutes a valid and binding obligation of Adsero enforceable against Adsero, in accordance with its terms.

4.3      LEGAL PROCEEDINGS; COMPLIANCE WITH LAWS;

         Except as disclosed in the Adsero SEC Reports, there is no Litigation or Proceedings against Adsero. Adsero is and has been in compliance with all applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to Adsero. There has been no Default with respect to any Court Order applicable to Adsero. Adsero has not received any written notice and no other communication has been received to the effect that Adsero is not in compliance with any applicable Laws.

4.4      FINDER'S FEES

         No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Adsero.

4.5.     REQUIRED CONSENTS

         Adsero has obtained from regulatory authorities and third parties, all required consents and approvals necessary for consummation of the Transactions.


                                    ARTICLE V

                         JOINT COVENANTS OF THE PARTIES

5.1      PUBLIC ANNOUNCEMENT

         Acquiror and the Vendor shall collaborate in good faith to prepare the press release which is to be filed as a result of the completion of the Transactions, the substance of which shall be approved by all parties acting reasonably.

5.2      COOPERATION

         Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all required consents, and to effect all necessary filings under applicable legislation. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions herein to the extent that the fulfillment thereof is within a Party's control.

5.3      EXPENSES

         Adsero shall pay all of the legal, accounting and other expenses incurred by Adsero in connection with the Transactions. Acquiree and the Vendor shall pay all of the legal, accounting and other expenses incurred by Acquiree and the Vendor in connection with the Transactions.

5.4      ECONOMIC REVIEW

         Adsero has completed its due diligence, including economic review of the financial statements and financial condition of TOL USA. In connection therewith, the Vendor declares having supplied Adsero with all relevant information necessary to enable Adsero to make an informed determination as to the financial condition of TOL USA and subject to the representations and warranties herein made by Vendor and TOL USA, Adsero hereby declares itself satisfied of its economic review.


                                   ARTICLE VI

                        COVENANTS OF ACQUIREE AND VENDOR

6.1      OPERATION OF THE BUSINESS

         Except as contemplated by this Agreement or as expressly agreed to in writing by Acquiror and the Vendor, up to the Closing, TOL USA has conducted its operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and has taken no action which would have a Material Adverse Effect on its ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or related Schedules and as otherwise disclosed to the Parties hereto, prior to Closing, TOL USA has not, and Vendor has not caused or permitted TOL USA to:

         (a) amend its Charter Documents or bylaws (or similar organizational documents);

         (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities;

         (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its securities or modify any of the terms of any such securities;

         (d) i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, or iii) make any loans, advances or capital contributions to, or investments in, any other Person;

         (e) i) increase in any manner the rate of compensation of any of its directors or officers, or ii) enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or employees;

         (f) save and except for the granting of securities, guarantees or endorsements in favour of Barrington Bank in order to guarantee the obligations of Teckn-O-Laser Company to be contracted under a loan agreement to be entered with Barrington Bank, enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

         (g) save and except for the granting of securities, guarantees or endorsements in favour of Barrington Bank in order to guarantee the obligations of Teckn-O-Laser Company to be contracted under a loan agreement to be entered with Barrington Bank, other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any i) plan of liquidation or dissolution, ii) acquisition of a material amount of assets or securities, iii) disposition or

                  Encumbrance of a material amount of assets or securities, iv) merger or consolidation or v) material change in its capitalization;

         (h)      change any material accounting or Tax procedure or practice;

         (i) compromise, settle or otherwise modify any material claim or litigation;

         (j) permit any existing insurance policy insuring TOL USA's Assets to terminate; or

         (k) commit, promise or agree to do any of the foregoing, save and except for the granting of securities, guarantees or endorsements in favour of Barrington Bank in order to guarantee the obligations of Teckn-O-Laser Company to be contracted under a loan agreement to be entered with Barrington Bank.

6.2      MAINTENANCE OF THE ASSETS

         Since May 1, 2004, TOL USA has used its Assets consistent with past practice, has not directly or indirectly, sold or encumbered all or any part of its Assets, other than sales in the ordinary course of business or initiated or participated in any discussions or negotiations or entered into any agreement to do any of the foregoing, save and except for the granting of securities, guarantees or endorsements in favour of Barrington Bank in order to guarantee the obligations of Teckn-O-Laser Company to be contracted under a loan agreement to be entered with Barrington Bank.

6.3      EMPLOYEES AND BUSINESS RELATIONS

         Since May 1, 2004, TOL USA and since its incorporation, has used commercially reasonable efforts to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with TOL USA.

6.4      CONSENTS

         The Vendor and TOL USA have obtained, from regulatory authorities and third parties, all required consents and approvals to the Transactions herein contemplated. The Transactions herein contemplated and the resulting change of control of TOL USA does not constitute a Default.


                                   ARTICLE VII

                                 INDEMNIFICATION

7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All the provisions of this Agreement will survive the Closing notwithstanding any investigation at any time made by or on behalf of any Party hereto. The representations, warranties and covenants set forth in Articles III, IV and VI, and in any certificate delivered in connection herewith with respect to any of those representations, warranties and covenants will terminate and expire on the date one (1) year after Closing except in the event of fraud or intentional misrepresentation, in which case the survival period shall not be limited. The expiration period with respect to tax matters, shall be the period ending ninety (90) days after the date upon which the right of any taxation authority to assess or reassess with respect to a claim for such taxes expires. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article VII on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VII to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 7|.1, no claim presented in writing for indemnification pursuant to this Article VII on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration. The Parties agree that no indemnification will be sought by any Party hereto under this Article VII where the amount of indemnification sought would be less than $25,000.

7.2      INDEMNIFICATION OF VENDOR

         Adsero, covenants and agrees that it will indemnify the Vendor against, and hold the Vendor harmless from and in respect of, all losses, costs, expenses and damage claims that arise from, are based on, arise out of, or are attributable to i) any breach of the representations and warranties of Adsero or in certificates delivered by Adsero in connection herewith; ii) the nonfulfillment of any covenant or agreement on the part of Adsero under this Agreement to be performed prior to or immediately after the Closing or iii) any liability under the Securities Laws which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Adsero which is provided to the Vendor in writing by Adsero or (B) any omission or alleged omission to state therein a material fact relating to Adsero required to be stated therein or necessary to make the statements therein not misleading, and not provided to the Vendor by Adsero after a written request therefore.

7.3      INDEMNIFICATION OF ACQUIROR INDEMNIFIED PARTIES

         The Vendor covenants and agrees that it will indemnify the Acquiror against, and hold the Acquiror harmless from and in respect of, all losses, costs, expenses and damage claims that arise from, are based on, arise out of, or are attributable to i) any breach of the representations and warranties of Acquiree or the Vendor or in certificates delivered by Acquiree or the Vendor in connection herewith; ii) the nonfulfillment of any covenant or agreement on the part of Acquiree or the Vendor under this Agreement to be performed prior to the Closing or iii) any liability under any applicable Law which arises out of or is based on (A) any untrue statement of a material fact relating to Acquiree or the Vendor, which is provided to Acquiror or its counsel in writing by the Acquiree or the Vendor or (B) any omission to state a material fact relating to Acquiree or the Vendor, after a written request by Acquiror or its counsel.

7.4      CONDITIONS OF THIRD PARTY INDEMNIFICATION

         (a) All claims for indemnification under this Agreement arising from third-party claims shall be asserted and resolved as follows in this Section 7.4.

         (b) A Party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly i) notify the party from whom indemnification is sought (the

                  "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 7.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to that Third Party Claim and ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

         (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession, subject to a confidentiality agreement, with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that i) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party,
                  ii) involves a guilty plea to any crime or iii) involves a fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.4(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party. If the Indemnifying Party i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article VII, (B) elects not to defend the Indemnified Party pursuant to Section 7.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to
                  Section 7.4(c) or ii) elects to defend the Indemnified Party pursuant to Section 7.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VI and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 7.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.4(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Losses attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

         (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article VII relating to a Third Party Claim shall be made within 30 days after the latest of

                  i) the settlement of that Third Party Claim, ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 7.4(e) shall be made within 30 days after the later of i) the settlement of that claim ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

7.5      REMEDIES NOT EXCLUSIVE.

         The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one Party against the other Party.


                                  ARTICLE VIII

                                 GENERAL MATTERS

8.1      CONTENTS OF AGREEMENT

         This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among the Parties regarding those matters.

8.2      PARTIES INTEREST, ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

8.3      INTERPRETATION

         Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Schedule references are to this Agreement unless otherwise specified. The Schedules referred to in this Agreement will be deemed to be a part of this Agreement.

8.4      NOTICES

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by a nationally recognized overnight courier upon proof of delivery. Any notices shall be deemed given upon receipt at the address set forth below, unless such address is changed by notice to the other Party hereto:


         If to Acquiror:                ADSERO CORPORATION
                                        11 Tanager Avenue, Suite 100
                                        Toronto, Ontario  M4G 3P9
                                        Attention: Wayne Maddever, President

         And copy to:                   CHARETTE NANTEL ATTORNEYS
                                        1010 Sherbrooke Street West, Suite 405
                                        Montreal, Quebec  H3A 2R7

         And copy to:                   GOTTBETTER & PARTNERS, LLP
                                        488 Madison Avenue, 12th Floor
                                        New York, N.Y. 10022
                                        U.S.A.
                                        Attention: Scott E. Rapfogel

         If to Vendor:                  TECKN-O-LASER GLOBAL INC.
                                        2101-N Nobel Street
                                        Sainte-Julie, Quebec  J3E 1Z8
                                        Attention: Yvon Leveille

         And copy to:                   BELANGER SAUVE ATTORNEYS
                                        1 Place Ville Marie, Suite 1700
                                        Montreal, Quebec  H3B 2C1
                                        Attention: Claude Picard


         If to Acquiree:                TECKNOLASER USA, INC.
                                        2101-N Nobel Street
                                        Sainte-Julie, Quebec  J3E 1Z8
                                        Attention: Yvon Leveille

         And copy to:                   BELANGER SAUVE ATTORNEYS
                                        1 Place Ville Marie, Suite 1700
                                        Montreal, Quebec  H3B 2C1
                                        Attention: Claude Picard

8.5      GOVERNING LAWS

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein. The parties agree that the courts of the Province of Quebec shall have the exclusive jurisdiction to determine all disputes and claims arising between the parties.

8.6      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.7      WAIVERS

         Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

8.8      MODIFICATION

         No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by each of the Parties to this Agreement.

8.9      ENFORCEMENT OF AGREEMENT

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

8.10     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

8.11     FURTHER ASSURANCES

         The Parties hereto agree to execute and deliver such further instruments and documents as may reasonably be requested by another Party in order to carry out fully the intent and accomplish the purposes of this Share Purchase Agreement and the Transactions referred to herein.

8.12     LANGUAGE

         The parties hereto have requested that the present agreement be drawn in the English language. Les parties aux presentes ont requis que la presente convention soit redigee en langue anglaise.


IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.


VENDOR:                                 TECKN-O-LASER GLOBAL INC.

                                        /s/ Yvon Leveille
                                        ----------------------------------------
                                        Name:  Yvon Leveille
                                        Title: President




ACQUIROR:                               ADSERO CORP.

                                        /s/ William Smith
                                        ----------------------------------------
                                        Name:  William Smith
                                        Title: Chief Financial Officer




ACQUIREE:                               TECHNOLASER USA, INC.

                                        /s/ Yvon Leveille
                                        ----------------------------------------
                                        Name:  Yvon Leveille
                                        Title: President

                                  SCHEDULE 2.1

                    ISSUED AND OUTSTANDING SHARES OF ACQUIREE

100 common shares held by Teckn-O-Laser Global Inc.

                                  SCHEDULE 3.7

                       TITLE TO ASSETS AND RELATED MATTERS

A security agreement dated November 14, 2003 granted by TOL USA in favour of the National Bank of Canada, Natexport and Sodex to secure the credit facilities granted by the National Bank of Canada, Natexport and Sodex to Teckn-O-Laser Inc.

TOL USA granted a movable hypothec on the following properties, assets and rights wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof : all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

                                 SCHEDULE 3.9.5

                              ENVIRONMENTAL PERMITS


                                      NONE

                                 SCHEDULE 3.9.6

                              HAZARDOUS SUBSTANCES

1.       An hydrochloric acid container is held locked in a locker.

2. Properties or Assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances: None

                                 SCHEDULE 3.10.2

                              CAPITAL EXPENDITURES


                                      NONE

                                  SCHEDULE 3.11

                                LIST OF EMPLOYEES

The complete list of employees of TOL USA is listed hereunder. There are no written agreement signed by the employees.


Bainter Ball     Pamela      administrative assistant     2004-02-03     24 960.00     Working 4.0
Johnson          Melissa     Shipping clerk               2004-09-20     22 880.00     Working 4.0
Clark            James       Packaging                    2003-02-17     24 065.60     Working 4.0
Lepkowicz        Linda       Packaging                    2004-10-05     23 379.20     Working 4.0
O'Donnell        Stephen     Warehouse supervisor         2003-01-29     45 000.00     Working 4.0
Pack             Lori        Packaging                    2003-04-07     24 065.60     Working 4.0


                                  SCHEDULE 3.14

                    EMPLOYEE POLICIES AND WORK-RELATED RULES

1. There is a general policies handbook which provides the rules structuring the employees labour relations.

2. Holidays and vacations: an employee must complete an entire calendar year as an employee of TOL USA to receive an holiday payment in the following year. This policy is in force for every year passed as an employee of TOL USA.

         1 year but less than 4 years of continuous service: 2 weeks 4 years but less than 8 years of continuous service: 3 weeks 8 years but less than 4 years of continuous service: 4 weeks

3.       Sick leave:       More than one (1) year: 2 days
                           More than two (2) years: 3 days
                           More than three (3) years:4 days
                           More than four (4) years: 5 days

4.       Disability: There is a short and long term disability program.

5.       Severance pay: None

6.       Automobile allowances: 0.35$/KM for travelling expenses incurred for the benefit of the corporation.

7.       Expenses reimbursement: With justification

8.       Insurance: There is a group medical insurance paid by the employer for one half (1/2) of the cost.

9.       Death benefits: None

                                 SCHEDULE 3.16.1

                              INTELLECTUAL PROPERTY

a)       The list of all domain names used by TOL USA is attached herewith.

b) There are no patents, trade marks or copyrights registered in the name of TOL USA.

         The trade marks used by TOL USA are Tecknolaser, Evergreen and Reflexion.

c) The description of the computer systems and application software is attached herewith.

                                 SCHEDULE 3.16.2

                       INTELLECTUAL PROPERTY ENCUMBRANCES

1.       Encumbrances

         None

2.       Protection of Intellectual Property rights

         None

3.       Intellectual Property Licensing

         None

4.       Restrictions on the ability to use the Intellectual Property

         None

                                  SCHEDULE 3.23

                                     LEASES

A lease between Teckn-O-Laser USA and Airport Logistics Center for a premise located at Airport Logistics Center, Building "B", 4380 Swinnea Road, Suite 104, Memphis Tennessee, 38118. The term is sixty six (66) months commencing on July 1, 2002 and expiring on December 31, 2007 for a rent of 3 875.00 $ per month until June 30, 2003 and a rent of 6 480.00 $ per month from July 1, 2003 until the expiration date in addition to an estimated additional rent representing common area maintenance, realty taxes and building insurances. An option to renew the lease has been granted by the landlord for a term not less than five
(5) years.